SNODGRASS
Certified Public Accountants


               REPORT OF INDEPENDENT AUDITORS


Board of Directors and Stockholders
First Philson Financial Corporation

We have audited the accompanying consolidated balance sheet of First Philson Financial Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Philson Financial Corporation and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

As explained in the notes to the consolidated financial statements, effective January 1, 1995, the Company adopted a new method of accounting for impairment of loans and related allowance for loan losses and effective January 1, 1994, changed its method of accounting for investment securities.

/s/S.R. Snodgrass

Wexford, PA
January 31, 1997

S.R. Snodgrass, A.C.
101 Bradford Road  Wexford, PA  15090-6909  Phone: 412-934-0344
Facsimile:  412-934-0345
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